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                                                              Exhibit 23.1



                               CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-4 No. 333-102159, Forms S-3 No. 333-58743, 333-62939, 333-81503,
333-101116, and 333-76360 and Forms S-8 No. 33-38304, 33-52228, 33-52226,
33-68076, 33-81284, 33-79496, 333-36713, 333-36715, 333-39991, 333-39993,
333-64545, 333-73383, 333-90675, 333-90671, 333-90673, 333-87971, 333-12903,
333-38222, 333-68428, 333-68430, 333-68432 and 333-68426) of Staples, Inc.
and in the related Prospectus of our report dated March 4, 2003, with respect to the consolidated financial statements of Staples, Inc. included in this Annual Report (Form 10-K) for the year ended February 1, 2003.



                                                 /s/ Ernst & Young LLP

                                                 Ernst & Young LLP


Boston, Massachusetts
March 4, 2003